EXHIBIT 1


                    LATSHAW ENTERPRISES, INC.

                     STOCK OPTION AGREEMENT

                        Pursuant to the

                1987 EMPLOYEE STOCK BENEFIT PLAN



     This STOCK OPTION AGREEMENT ("Option"), made this 3rd day of February, 1993 by and between Latshaw Enterprises, Inc., a Delaware corporation (the "Corporation"), and John Latshaw (the
"Optionee");

     WITNESSETH:

     WHEREAS, the purpose of the Corporation's 1987 Employee Stock Benefit Plan ("Plan") is to promote the interests of the Corporation and its stockholders by encouraging key employees of the Corporation and its subsidiaries to invest in shares of the Corporation's common stock, $2.00 par value per share ("Common Stock"), and thereby acquire a proprietary interest in the Corporation and an increased personal interest in its future success; and

     WHEREAS, Optionee is a key employee of the Corporation or its subsidiaries; and

     WHEREAS, the Pension and Compensation Committee ("Committee"), which administers the Plan, has authorized the granting to the Optionee of a Non-Qualified Stock Option as defined in the Plan ("Option"), to purchase shares of Common Stock of the Corporation upon the terms and subject to the conditions hereinafter set forth, and the Corporation desires to grant said Option and to specify the terms and conditions thereof; and

     WHEREAS, the execution of this Option shall not cause the total number of shares subject to options under the Plan to exceed the aggregate number of shares authorized for options under the Plan.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, the Corporation hereby grants to the Optionee as a matter of separate inducement and agreement in connection with his employment by the Corporation or its subsidiaries, and not in lieu of any salary or other compensation for his services, the right and option to purchase, subject to the terms and conditions hereinafter set forth, all or any part, except as provided below, of an aggregate of ten thousand (10,000) shares of presently authorized Common Stock ("Shares"), at the option price of Five Dollars ($5.00) per share.

     2. This Option shall expire five (5) years from the date hereof, or earlier if so required by the provisions of this Option.

     3. Subject to all of the other terms and conditions set forth herein, this Option may be exercised by the Optionee on or after the respective dates hereinafter specified:

          (a) On or after the first anniversary of the date hereof, the Option may be exercised in respect of ten percent (10%) of the aggregate number of Shares specified in numerical paragraph 1 hereof;

          (b) On or after the second anniversary of the date hereof, the Option may be exercised in respect of an additional twenty percent (20%) of the aggregate number of Shares specified in numerical paragraph 1 hereof;

          (c) On or after the third anniversary of the date hereof, the Option may be exercised in respect of an additional thirty percent (30%) of the aggregate number of Shares specified in numerical paragraph 1 hereof; and

          (d) On and after the fourth anniversary of the date hereof, the Option may be exercised in respect of an additional forty percent (40%) of the aggregate number of Shares specified in numerical paragraph 1 hereof.

Subject to all of the other terms and conditions set forth herein and in the Plan, the Optionee may exercise this Option in respect of Shares on and after the appropriate anniversary date set forth in this paragraph, in whole at any time, or in part from time to time. Such rights to exercise shall be cumulative, but in no case may the Optionee exercise this Option with respect to a fractional share or exercise this Option in part with respect to fewer than twenty-five (25) Shares. Except as hereinafter provided, this Option may not be exercised in whole or in part at any time unless the Optionee is then an employee of the Corporation or of a subsidiary.

     4. No Shares shall be issued or sold pursuant to the exercise of this Option, in whole or in part, until:

          (a) the Secretary of the Corporation receives not less than fifteen (15) days' written notice of the exercise of the Option, specifying the number of Shares to be purchased and containing such other information as the Secretary of the Corporation may request;

          (b) payment in full of the option price for such Shares is received by the Corporation, in cash (including certified or cashier's checks or money orders), or by Shares held by the Optionee for at least six (6) months prior to the date Optionee tenders such Shares, or by a combination of cash and Shares, with the value of any Shares used in payment of the option price to be determined by the Committee;

          (c) the Optionee satisfies the withholding requirements provided in numerical paragraph 10 hereof;

          (d) such Shares are qualified for sale under such securities laws and regulations and such regulations of the Committee as may be deemed by the Committee to be applicable thereto; and

          (e) the Optionee agrees in writing to such restrictions upon the subsequent transfer of such Shares as may reasonably be deemed necessary by the Committee to insure that the Optionee will not sell or otherwise dispose of such Shares in transactions which, in the opinion of counsel for the Corporation, may violate the federal securities laws.

The Optionee shall have none of the rights of a stockholder of the Corporation with respect to the Shares until such Shares have been issued and delivered to him, and the issuance of Shares shall confer no retroactive right to dividends.

     5. This Option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him.

     6. In the event of the termination of Optionee's employment with the Corporation or its subsidiaries for any reason other than death, including retirement, the Optionee may exercise this Option only to the extent of the number of Shares that the Optionee was entitled to exercise as of the date of the termination of his employment, at any time three (3) months after such termination, but in no event after the expiration of the period of the Option, after which three (3) month period this Option shall expire. The Committee shall determine whether any authorized leave of absence or absence on military or government service or for any other reason shall constitute a termination of employment under this Option. Nothing in this Agreement shall confer upon the Optionee any right to be or to continue in the employ of the Corporation or any of its subsidiaries or shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of the Optionee at any time.

     7. In the event of the death of the Optionee while in the employ of the Corporation or its subsidiaries, the legatees or distributees of such Option or the Optionee's executor or administrator may within one year following the date of Optionee's death, but in any event no later than the date this Option expires according to its terms, exercise this Option with respect to any or all Shares subject to the Option, after which one year period this Option shall expire. In the event of the death of the Optionee within three (3) months after the termination of the Optionee's employment as provided in numerical paragraph 6 hereof, such legatee, distributee, executor or administrator may within one year following the date of Optionee's death, but in any event no later than the date the Option expires, exercise this Option, but only to the extent the Option was exercisable by the Optionee at the date of his death, after which one year period this Option shall expire.

     8. In the event of any increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, or such other changes in the capital structure of the Corporation as may adversely affect the rights of the Optionee, the Board or the Committee may make such appropriate adjustment, as the Board or Committee may determine, in the number of Shares and the price per share of such Shares covered by this Option.

     9. Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger of consolidation, this Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. Upon dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, the Option shall terminate, provided, however, that in the case of such dissolution, merger or consolidation, then during the period thirty (30) days prior to the effective date of such event, the Optionee shall have the right to exercise the Option with respect to any and all Shares subject to the Option.

     10. The Optionee shall be solely responsible for any Federal, state or local income taxes imposed in connection with the exercise of the Option or the delivery of Shares incident thereto. Prior to the issuance or transfer of Shares, the Optionee shall remit to the Corporation an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirements in whole or in part by electing (the "Election") to have the Corporation withhold shares having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.
Without limiting the generality of the preceding sentence, if the Optionee is an officer or director of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, the Election must be made either more than six (6) months prior to the Tax Date or during a period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

     11. Shares to be issued on the exercise of this Option may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Corporation.

     12. To the extent, if any, that the terms and provisions of the Plan are inconsistent with any of the terms and provisions of this Option, the terms and provisions of the Plan shall control.

     13. It is expressly understood and agreed that the Optionee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Shares after the exercise of the Option in whole or in part.

     14. The obligation of the Corporation to sell or deliver Shares under this Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

     15. This Option is not, is not intended to be, and shall not be treated as an Incentive Stock Option (as defined in the Plan.)

     16. This Option shall be binding upon and inure to the benefits of the respective heirs, executors, administrators, distributees and successors of the parties hereto, except as otherwise specifically provided herein.

     17. This Option shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

    IN WITNESS WHEREOF, the parties hereto have executed this Option as of the day and year first above written.


                                 LATSHAW ENTERPRISES, INC.

                                 By: /s/ L Chandler Smith
                                 L. Chandler Smith, Chairman of
                                 the Pension and Compensation
                                 Committee


                                 /s/ John Latshaw
                                 John Latshaw

                                                     OPTIONEE

                            Exhibit A

                              1987

                   EMPLOYEE STOCK BENEFIT PLAN


1.   Purpose of the Plan.

     The purpose of this 1987 Employee Stock Benefit Plan
(the "Plan") is to promote the interests of Latshaw Enterprises, Inc., a Delaware corporation (the "Corporation"), and its stockholders by encouraging key employees of the Corporation and any subsidiary corporation to acquire a proprietary interest in the Corporation and an increased personal interest in its future success. The Plan is designed to aid the Corporation and any subsidiary corporation in attracting and retaining superior executive personnel and to create an identity of interests between such personnel and the Corporation's stockholders.

2.   Shares Subject to the Plan.

     An aggregate of 60,000 shares of the Corporation's
Common Stock, $2.00 par value per share ("Common Stock") shall be subject to the Plan. Such shares may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Corporation.

     In the event that any option granted under the Plan expires or is terminated without being exercised for any reason prior to the end of the period during which options may be granted under the Plan, the shares theretofore subject to such option, or the unexercised portion thereof, shall again become available for the granting of options under the Plan.

3.   Administration of the Plan.

     A. The Committee.

     The Plan shall be administered by the Stock Option
Committee of the Board of Directors of the Corporation (the "Board") or such other committee as shall be designated by the Board (the "Committee"). The Committee shall consist of not less than three directors of the Corporation, all of whom shall be disinterested persons. The members of the Committee shall be appointed by and may be changed from time to time at the discretion of the Board. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     B. Authority of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the employees to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. The Committee may, in its discretion, grant options under the Plan (i) which are intended to qualify as Incentive Stock Options ("Incentive Stock Options") under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or (ii) which are not intended to qualify as Incentive Stock Options ("Non-Qualified Stock Options"). The Committee shall determine which of the foregoing classifications of options (or any combination thereof) shall be granted to a particular employee. In making such determination, the Committee may take into account the nature of the services rendered or expected to be rendered by the employee, his present and potential contributions to the Corporation's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective options (which terms and conditions need not be the same in each case), to impose restrictions upon the exercise of any option and to determine the manner in which such restrictions may be removed, and to make all other determinations deemed necessary or advisable in administering the Plan. The Committee may specify in the original terms of any option, or, if not so specified, shall determine whether any authorized leave of absence or absence on military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to issue shares of Common Stock upon the exercise of options, and to determine the consideration received by the corporation for options granted pursuant to the Plan. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive.

     C. Granting Date.

     The action of the Committee with respect to the granting of an option shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of an option or, in the absence of a meeting, on such date as a written designation covering such option shall have been executed by all members of the Committee (the "Granting Date").

     D. Option Agreements.

     Each option shall be evidenced by a written agreement
(the "Option Agreement"), in such form not inconsistent with the Plan as shall be approved by the Committee, to be duly executed and delivered by or on behalf of the Corporation and the grantee. An Option Agreement may evidence the grant of (i) an Incentive Stock Option; (ii) a Non-Qualified Stock Option; or (iii) both an Incentive Stock Option and a Non-Qualified Stock Option. The Option Agreement shall clearly identify the status of each option granted thereunder.

4.   Eligibility.

     Options may be granted only to key employees (which term shall be deemed to include officers) who on the Granting Date (or within 30 days thereafter with respect to Non-Qualified Stock Options to be granted in the instance of newly hired or promoted employees) are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Corporation or any subsidiary corporation. No option shall be granted to any director of the Corporation or of a subsidiary corporation who is not also such an employee of the Corporation or of one of its subsidiary corporations on the Granting Date, except as provided in this paragraph with respect to Non-Qualified Stock Options.

5.   Terms and Conditions of Options.

     Options granted under the Plan shall be in such form as the Committee may from time to time approve, subject to the following terms and conditions:

          A.   Purchase Price.  The purchase price of the Common
     Stock under each option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock, as determined by the Committee, on the Granting Date for such option.

          B. Term of Options. The Committee shall in its discretion determine the terms during which options may be exercisable, except that no option shall be fully or partially exercisable less than one year (except as expressly permitted in Paragraph 5C(iii) and Paragraph 8 hereof) or more than ten years after the Granting Date.

          C.   Restrictions on Transfer and Exercise.

               (i) Except as hereinafter provided, no option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee of the Corporation or of a subsidiary. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an employee of the Corporation or of a subsidiary. Retirement pursuant to the Corporation's then prevailing retirement policies and plans shall be deemed to be a termination of employment.

               (ii) Unless the Committee determines otherwise in the original terms of an option, in the event of the termination of employment of a grantee of an option (otherwise than by reason of death), such option may be exercised (only to the extent of the number of shares that the employee was entitled to exercise as of the date of the termination of his employment) at any time within three months after such termination, but in no event after the expiration of the period of the option.

               (iii) Unless the Committee determines otherwise in the original terms of an option, if a grantee shall die while an employee of the Corporation or a subsidiary an option held by such grantee may be exercised with respect to any or all shares subject to the option. If a grantee shall die within three months after termination of employment of the grantee, an option held by such grantee may be exercised only to the extent the option was exercisable by such grantee at the date of death. Any such option may be exercised by a legatee or legatees of such option under the grantee's last will, or by the grantee's executor or administrator, or by the distributees of the grantee, at any time within one year after the grantee's death, provided that in no event shall the option be exercised after the expiration of the period of the option.

               (iv) No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the grantee thereof, only by the grantee.

          D. Payment for and Sale of Shares. No shares shall be issued or sold pursuant to the exercise of any option, in whole or in part, until:

               (i) written notice of the exercise of the option, specifying the number of shares to be purchased and containing such other information as the Secretary of the Corporation may request, is received by the Secretary of the Corporation;

               (ii) payment in full of the option price for such shares is received, in cash, shares at market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose;

               (iii) satisfaction by the grantee of the withholding requirements provided in Paragraph 7 of the Plan;

               (iv) such shares are qualified for sale under such securities laws and regulations and such regulations of the Committee as may be deemed by the Committee to be applicable thereto; and

               (v) the grantee agrees in writing to such restrictions upon the subsequent transfer of such shares as may reasonably be deemed necessary by the Committee to insure that the grantee will not sell or otherwise dispose of such shares in transactions which, in the opinion of counsel for the Corporation, may violate the Federal securities laws.

     A grantee shall have none of the rights of a stockholder of the Corporation with respect to shares subject to an option until such shares have been issued and delivered to him, and the issuance of shares shall confer no retroactive right to dividends.

          E. Limitations on Incentive Stock Options Granted.

          In the case of an Incentive Stock Option, each Option Agreement shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422A(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any amendment or substitute or successor thereto or regulation thereunder, including in substance, without limitation, the following:

               (i) The aggregate fair market value (determined as of the Granting Date) of the stock with respect to which incentive stock options are exercisable for the first time by any grantee in any calendar year under all plans of the Corporation and any subsidiary corporation (which terms, as used hereinafter, shall have the meanings ascribed thereto in Sections 425(e) and (f) of the Code [or successor provisions of similar import]) shall not exceed $100,000; and

               (ii) Such option shall not be granted to any employee if at the time the option is granted the individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any subsidiary corporation, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

6.   Right to Terminate Employment.

     Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to be or to continue in the employ of the Corporation or any of its subsidiaries or shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of any individual at any time.

7.   Withholding.

     Prior to the issuance or transfer of shares of Common
Stock under the Plan, the grantee shall remit to the Corporation an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The grantee may satisfy the withholding requirement in whole or in part by electing to have the Corporation withhold shares having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

8.   Adjustments in Common Stock.

     The aggregate number of shares of Common Stock of the Corporation on which options may be granted hereunder, the number of shares thereof covered by each outstanding option, the price per share thereof in each such option, may all be appropriately adjusted, as the Board or the Committee may determine, for any increase or decrease in the number of shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, or such other changes in the capital structure of the Corporation as may adversely affect the rights of any grantee.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. Upon dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, every option outstanding hereunder shall terminate, provided, however, that in the case of such dissolution, merger or consolidation, then during the period thirty days prior to the effective date of such event, each holder of an option granted pursuant to the Plan shall have a right to exercise such option with respect to any or all shares subject to the option.

9.   Amendment or Termination of Plan.

     Unless the Plan shall theretofore have been terminated, the Plan shall terminate on, and no option granted hereunder shall have a Granting Date subsequent to November 3, 1997. The Board may terminate the Plan at any time prior to such termination date. Any termination of the Plan under this paragraph shall not impair the rights of any grantee with respect to any option granted under the Plan prior to such termination.

     The Board shall have complete power and authority to amend the Plan, provided, however, that except as expressly permitted in the Plan, the Board shall not, without the affirmative vote of the holders of a majority of the voting stock of the Corporation, increase the maximum number of shares on which options may be granted (other than adjustments pursuant to Paragraph 8 of the Plan), amend the formula for determination of the purchase price of shares on which options may be granted, extend the period during which options may be granted, amend the requirements as to the class of employees eligible to receive options.

     No termination or amendment of the Plan may, without the consent of the holder of any outstanding option, adversely affect the rights of such holder. The termination of the Plan shall not affect restrictions applicable to any options outstanding or existing at the time of such termination.

10.  Effectiveness of the Plan.

     The Plan shall become effective on adoption by the Board of Directors of the Corporation, provided, however, that the Plan shall be submitted for approval by the holders of a majority of the voting stock of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware within twelve months thereafter. Should such holders fail to so approve it, the Plan and all actions taken thereunder shall be and become null and void. Any other provisions of the Plan to the contrary notwithstanding, no option granted under the Plan may be exercised until after such stockholder approval has been obtained.

11.  Government and Other Regulations.

     The obligation of the Corporation to sell or deliver shares under options granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.


12.  Governing Law.

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any Federal law.